Exhibit 99.2

Directors and Executive Officers of Citadel Investment Group, L.L.C.

The name, business address, title, present principal occupation or employment and citizenship of the sole executive officer of Citadel Investment Group, L.L.C. ("CIG") is set forth below. CIG has no directors.

Name (title at CIG)	Present Principal Occupation	Citizenship	Residence or Business Address
Kenneth Griffin (President and Chief Executive Officer)	President and Chief Executive Officer of CIG and CIG-II	United States	131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603

Directors and Executive Officers of Citadel Equity Fund Ltd.

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Citadel Equity Fund Ltd. ("CEF") are set forth below.

Name (title at CEF)	Present Principal Occupation	Citizenship	Residence or Business Address
Austin John O'Connor (Director and Vice President)	Company director	United Kingdom	4 rue de l'eglise Wormeldange, Luxembourg L-5481
Adam C. Cooper (Director and Assistant Secretary)	Senior Managing Director and General Counsel of CIG	United States	131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603
Clarendon Hugh (Hal) Masters (Director)	Company director	British Overseas Territories	48 Pitt's Bay Road, Pembroke, HM 06, Bermuda

Directors and Executive Officers of Citadel Investment Group II, L.L.C.

The name, business address, title, present principal occupation or employment and citizenship of the sole executive officer of Citadel Investment Group II, L.L.C. ("CIG-II") is set forth below. CIG-II has no directors.

Name (title at CIG-II)	Present Principal Occupation	Citizenship	Residence or Business Address
Kenneth Griffin (President and Chief Executive Officer)	President and Chief Executive Officer of CIG and CIG-II	United States	131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603
Gerald A. Beeson (Chief Financial Officer and Treasurer)	Senior Managing Director, Chief Operating Officer and Chief Financial Officer of CIG	United States	131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603
Adam C. Cooper (Secretary)	Senior Managing Director and General Counsel of CIG	United States	131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603

Exhibit 99.2, p.2

Directors and Executive Officers of Citadel Derivatives Group LLC

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Citadel Derivatives Group LLC ("CDG") are set forth below. CDG has no directors.

Name (title at CDG)	Present Principal Occupation	Citizenship	Residence or Business Address
Matthew Andresen (Co-Chief Executive Officer)	Co-Chief Executive Officer of CDG	United States	131 S. Dearborn Street Chicago, Illinois 60603
David Smith (Co-Chief Executive Officer)	Co-Chief Executive Officer of CDG	United States	131 S. Dearborn Street Chicago, Illinois 60603
Peter Jenson (Chief Financial Officer)	Managing Director and Global Controller of CIG	United States	131 S. Dearborn Street Chicago, Illinois 60603

Directors and Executive Officers of Citadel Advisors LLC

The name, business address, title, present principal occupation or employment and citizenship of the sole executive officer of Citadel Advisors LLC ("Citadel Advisors") is set forth below. Citadel Advisors has no directors.

Name (title at Citadel Advisors)	Present Principal Occupation	Citizenship	Residence or Business Address
Adam C. Cooper (Secretary)	Senior Managing Director and General Counsel of CIG	United States	131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603
Gerald A. Beeson (Chief Financial Officer and Treasurer)	Senior Managing Director, Chief Operating Officer and Chief Financial Officer of CIG	United States	131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603

Directors and Executive Officers of Citadel Derivatives Trading Ltd.

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Citadel Derivatives Trading Ltd. ("CDT") are set forth below. CDT has no executive officers.

Name (title at CDT)	Present Principal Occupation	Citizenship	Residence or Business Address
Peter Huber (Director)	Company director	Canada	PO BOX 1093 Queensgate House, Grand Cayman, KY1-1102, Cayman Islands
Clarendon Hugh "Hal" Masters (Director)	Company director	British Overseas Territories	48 Pitt's Bay Road, Pembroke, HM 06, Bermuda
Tim Woolaver (Director)	Company director	Canada	PO BOX 1093 Queensgate House, Grand Cayman, KY1-1102, Cayman Islands